ANNALY CAPITAL MANAGEMENT, INC. REPORTS 3rd QUARTER 2021 RESULTS
NEW YORK—October 27, 2021—Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter ended September 30, 2021.

Financial Highlights
•GAAP net income of $0.34 per average common share for the quarter
•Earnings available for distribution (“EAD”) of $0.28 per average common share for the quarter, down $0.02 quarter-over-quarter with dividend coverage of +125%
•Economic return and tangible economic return of 2.9% for the quarter
•Annualized GAAP return on average equity of 15.3% and annualized EAD return on average equity of 12.8%
•Book value per common share of $8.39, up $0.02 from the prior quarter
•GAAP leverage of 4.4x down from 4.7x in the prior quarter; economic leverage of 5.8x unchanged from the prior quarter
•Declared quarterly common stock cash dividend of $0.22 per share

Business Highlights
Investment and Strategy
•Total assets of $94.2 billion(1) with Agency portfolio representing 92% of total assets
•Annaly increased its Agency portfolio by nearly $3.0 billion during the quarter by redeploying capital from the sale of the Commercial Real Estate Business
◦The Mortgage Servicing Rights ("MSR") portfolio, which is complementary to the Agency portfolio, increased 41% quarter-over-quarter and represented 4% of dedicated capital(2)
•Annaly Residential Credit Group, which represents 21% of dedicated capital(3), has now surpassed its pre-COVID portfolio size as the group continues to execute on its strategy
◦Purchased approximately $1.4 billion of whole loans during the quarter
•Closed inaugural private closed-end Middle Market Lending fund subsequent to quarter end, raising $371 million of third-party capital that has been fully deployed at nearly $450 million in assets
•Completed the subsequent closing of previously announced $2.33 billion sale of Annaly’s Commercial Real Estate Business during the quarter(4)

Financing and Capital
•$9.8 billion of unencumbered assets, including cash and unencumbered Agency MBS of $5.9 billion
•Financing costs hit another record low with average GAAP cost of interest bearing liabilities decreasing 3 basis points to 0.32% and average economic cost of interest bearing liabilities decreasing 17 basis points to 0.66%
•Annaly Residential Credit Group priced five residential whole loan securitizations totaling $1.9 billion since the beginning of the third quarter(5)
•Annaly Residential Credit Group expanded credit facility capacity by $300 million
•Raised $471 million year-to-date of accretive common equity through the Company’s at-the-market sales program(6)

Corporate Responsibility & Governance
•Enhanced corporate governance guidelines and Board committee charters to reflect integrated ESG oversight across the Board and its committees
•Publicly released 2019 and 2020 EEO-1 Reports and committed to annual disclosure of workforce diversity statistics in line with broader commitment to diversity and transparency
•Appointed Audrey K. Susanin, Deputy General Counsel, as Chief Compliance Officer and Johanna Griffin as Head of Risk

“We are pleased with our third quarter results, which generated a positive economic return for shareholders and earnings available for distribution that continued to provide ample coverage for our current dividend,” remarked David Finkelstein, Annaly’s Chief Executive Officer and Chief Investment Officer. “We modestly grew our Agency portfolio redeploying proceeds from our Commercial Real Estate divestiture, while the market removed some event risk given greater clarity from the Federal Reserve on its upcoming asset taper. Our complementary credit portfolio continues to have strong tailwinds and increased to 30% of our dedicated capital during the quarter. In particular, we maintain a favorable outlook for Annaly's Residential Credit Group, which priced five securitizations since the beginning of the quarter totaling nearly $2 billion. Further, our Middle Market Lending Group achieved a major corporate milestone by closing its inaugural private fund subsequent to quarter end, which will significantly enhance the platform's long-term growth potential.”

“Ultimately, we are well-poised to take advantage of opportunities that arise as the Federal Reserve shrinks its footprint in the mortgage market given our prudent portfolio construction, historically low leverage and substantial liquidity. Annaly is uniquely positioned to allocate capital across the housing finance market and is committed to driving value for our shareholders through our shared capital model.”

(1) Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets include TBA purchase contracts (market value) of $23.6 billion, CMBX derivatives (market value) of $0.4 billion and $0.7 billion of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.6 billion.
(2) Includes limited partnership interests in an MSR fund that is reported in Other Assets. Excludes $86 million of legacy MSR holdings that were held for sale as of September 30, 2021 and are expected to be sold and transferred in Q4 2021.
(3) Dedicated capital allocations as of September 30, 2021 assume capital related to held for sale assets will be redeployed within the Agency business.
(4) During the third quarter 2021, the Company completed the economic transfer and substantially all of the legal ownership transfer of the previously announced sale of substantially all of the assets that comprise the Commercial Real Estate Business for $2.33 billion (the “Sale”). The remaining assets of the Sale are expected to be legally transferred by the end of the fourth quarter 2021 subject to regulatory approvals and the Company intends to sell nearly all of the remaining assets that are not included in the Sale.
(5) Includes a $382 million residential whole loan securitization in July 2021, a $356 million residential whole loan securitization in August 2021, a $320 million residential whole loan securitization in September 2021, a $454 million residential whole loan securitization in October 2021 and a $344 million residential whole loan securitization in October 2021.
(6) Represents $420 million raised in Q2 2021 and $51 million raised since the beginning of Q3 2021 through the Company’s at-the-market sales program for its common stock net of sales agent commissions and other offering expenses.

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended September 30, 2021, June 30, 2021 and September 30, 2020:

	September 30, 2021	June 30, 2021	September 30, 2020
Book value per common share	$8.39	$8.37	$8.70
GAAP leverage at period-end (1)	4.4:1	4.7:1	5.1:1
GAAP net income (loss) per average common share (2)	$0.34	$(0.23)	$0.70
Annualized GAAP return (loss) on average equity	15.25%	(8.51%)	29.02%
Net interest margin (3)	2.01%	1.66%	2.15%
Average yield on interest earning assets (4)	2.29%	1.97%	2.70%
Average GAAP cost of interest bearing liabilities (5)	0.32%	0.35%	0.60%
Net interest spread	1.97%	1.62%	2.10%
Non-GAAP metrics *
Earnings available for distribution per average common share (2)	$0.28	$0.30	$0.32
Annualized EAD return on average equity	12.81%	13.05%	13.79%
Economic leverage at period-end (1)	5.8:1	5.8:1	6.2:1
Net interest margin (excluding PAA) (3)	2.04%	2.09%	2.05%
Average yield on interest earning assets (excluding PAA) (4)	2.63%	2.76%	2.86%
Average economic cost of interest bearing liabilities (5)	0.66%	0.83%	0.93%
Net interest spread (excluding PAA)	1.97%	1.93%	1.93%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage.
(2) Net of dividends on preferred stock.
(3) Net interest margin represents interest income less interest expense divided by average Interest Earning Assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average Interest Earning Assets plus average outstanding TBA contract and CMBX balances. PAA represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(4) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(5) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

Updates to Financial Disclosures
Commencing with the Company’s financial results for the quarter ended June 30, 2021 and for subsequent reporting periods, the Company has relabeled “Core Earnings (excluding PAA)” as “Earnings Available for Distribution” (“EAD”). Earnings Available for Distribution, which is a non-GAAP financial measure intended to supplement the Company’s financial results computed in accordance with U.S. generally accepted accounting principles (“GAAP”), has replaced the Company’s prior presentation of Core Earnings (excluding PAA). In addition, Core Earnings (excluding PAA) results from prior reporting periods have been relabeled Earnings Available for Distribution. In line with evolving industry practices, the Company believes the term Earnings Available for Distribution more accurately reflects the principal purpose of the measure than the term Core Earnings (excluding PAA) and serves as a useful indicator for investors in evaluating the Company’s performance and its ability to pay dividends.
The definition of Earnings Available for Distribution is identical to the definition of Core Earning (excluding PAA) from prior reporting periods. As such, Earnings Available for Distribution is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
Earnings Available for Distribution should not be considered a substitute for, or superior to, GAAP net income. Please refer to the "Non-GAAP Financial Measures" section for a detailed discussion of Earnings Available for Distribution.
In addition, beginning with the quarter ended June 30, 2021, the Company began classifying certain portfolio activity- or volume-related expenses (including but not limited to brokerage and commission fees, due diligence costs and securitization expenses) as Other income (loss) rather than Other general and administrative expenses in the Consolidated Statements of Comprehensive Income (Loss) to better reflect the nature of the items. As such, prior periods have been conformed to the current presentation.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager with investment strategies across mortgage finance and corporate middle market lending. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.
Annaly routinely posts important information for investors on the Company’s website, www.annaly.com. Annaly intends to use this webpage as a means of disclosing material, non-public information, for complying with the Company’s disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Company’s website, in addition to following Annaly’s press releases, SEC filings, public conference calls, presentations, webcasts and other information it posts from time to time on its website. To sign-up for email-notifications, please visit the "Investors" section of our website, www.annaly.com, then click on "Investor Resources" and select "Email Alerts" to complete the email notification form. The information contained on, or that may be accessed through, the Company’s webpage is not incorporated by reference into, and is not a part of, this document.
The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Third Quarter 2021 Investor Presentation and the Third Quarter 2021 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call
The Company will hold the third quarter 2021 earnings conference call on October 28, 2021 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the pre-registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: https://dpregister.com/sreg/10160708/ee08d0caa8. Pre-registration may be completed at any time, including up to and after the call start time.

For participants who would like to join the call but have not pre-registered, access is available by dialing 844-735-3317 within the U.S., or 412-317-5703 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10160708. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020 (1)	September 30, 2020
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets
Cash and cash equivalents	$1,046,300	$1,380,456	$1,122,793	$1,243,703	$1,239,982
Securities	65,622,352	69,032,335	71,849,437	75,652,396	76,098,985
Loans, net	3,580,521	3,563,008	2,603,343	3,083,821	2,788,341
Mortgage servicing rights	572,259	202,616	113,080	100,895	207,985
Interests in MSR	57,530	49,035	—	—	—
Assets transferred or pledged to securitization vehicles	4,738,481	4,073,156	3,768,922	6,910,020	7,269,402
Real estate, net	—	—	—	656,314	790,597
Assets of disposal group held for sale	238,042	3,302,001	4,400,723	—	—
Derivative assets	331,395	181,889	891,474	171,134	103,245
Receivable for unsettled trades	42,482	14,336	144,918	15,912	54,200
Principal and interest receivable	234,810	250,210	259,655	268,073	281,009
Goodwill and intangible assets, net	25,371	26,502	37,337	127,341	136,900
Other assets	172,890	300,761	177,907	225,494	221,765
Total assets	$76,662,433	$82,376,305	$85,369,589	$88,455,103	$89,192,411
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$55,475,420	$60,221,067	$61,202,477	$64,825,239	$64,633,447
Other secured financing	729,555	909,655	922,605	917,876	861,373
Debt issued by securitization vehicles	3,935,410	3,315,087	3,044,725	5,652,982	6,027,576
Participations issued	641,006	315,810	180,527	39,198	—
Mortgages payable	—	—	—	426,256	507,934
Liabilities of disposal group held for sale	159,508	2,362,690	3,319,414	—	—
Derivative liabilities	912,134	900,259	939,622	1,033,345	1,182,681
Payable for unsettled trades	571,540	154,405	1,070,080	884,069	1,176,001
Interest payable	109,586	173,721	100,949	191,116	155,338
Dividends payable	318,986	317,714	307,671	307,613	308,644
Other liabilities	91,421	66,721	213,924	155,613	144,745
Total liabilities	62,944,566	68,737,129	71,301,994	74,433,307	74,997,739
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,536,569	1,536,569	1,536,569	1,536,569	1,982,026
Common stock, par value $0.01 per share (3)	14,499	14,442	13,985	13,982	14,029
Additional paid-in capital	20,228,366	20,178,692	19,754,826	19,750,818	19,798,032
Accumulated other comprehensive income (loss)	1,638,638	1,780,275	2,002,231	3,374,335	3,589,056
Accumulated deficit	(9,720,270)	(9,892,863)	(9,251,804)	(10,667,388)	(11,200,937)
Total stockholders’ equity	13,697,802	13,617,115	14,055,807	14,008,316	14,182,206
Noncontrolling interests	20,065	22,061	11,788	13,480	12,466
Total equity	13,717,867	13,639,176	14,067,595	14,021,796	14,194,672
Total liabilities and equity	$76,662,433	$82,376,305	$85,369,589	$88,455,103	$89,192,411

(1) Derived from the audited consolidated financial statements at December 31, 2020.
(2) 7.50% Series D Cumulative Redeemable Preferred Stock - Includes 0 shares authorized, issued and outstanding at September 30, 2021, June 30, 2021 and March 31, 2021. Includes 18,400,000 shares authorized and 0 shares issued and outstanding at December 31, 2020. Includes 18,400,000 shares authorized, issued and outstanding at September 30, 2020. 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding. 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 17,000,000 shares authorized, issued and outstanding at September 30, 2021, June 30, 2021 and March 31, 2021. Includes 19,550,000 shares authorized and 17,000,000 shares issued and outstanding at December 31, 2020 and September 30, 2020. 6.75% Series I Preferred Stock - Includes 17,700,000 shares authorized, issued and outstanding at September 30, 2021, June 30, 2021 and March 31, 2021. Includes 18,400,000 shares authorized and 17,700,000 issued and outstanding at December 31, 2020 and September 30, 2020.
(3) Includes 2,936,500,000 shares authorized at September 30, 2021, June 30, 2021 and March 31, 2021; 2,914,850,000 shares authorized at December 31, 2020 and September 30, 2020. Includes 1,449,935,017 shares issued and outstanding at September 30, 2021; 1,444,156,029 shares issued and outstanding at June 30, 2021; 1,398,502,906 shares issued and outstanding at March 31, 2021; 1,398,240,618 shares issued and outstanding at December 31, 2020; 1,402,928,317 shares issued and outstanding at September 30, 2020.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Net interest income
Interest income	$412,972	$383,906	$763,378	$527,344	$562,443
Interest expense	50,438	61,047	75,973	94,481	115,126
Net interest income	362,534	322,859	687,405	432,863	447,317
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	(54,411)	(83,087)	(79,747)	(66,807)	(62,529)
Realized gains (losses) on termination or maturity of interest rate swaps	(1,196,417)	—	—	2,092	(427)
Unrealized gains (losses) on interest rate swaps	1,380,946	(141,067)	772,262	258,236	170,327
Subtotal	130,118	(224,154)	692,515	193,521	107,371
Net gains (losses) on disposal of investments and other	12,002	16,223	(65,786)	9,363	198,888
Net gains (losses) on other derivatives and financial instruments	(45,168)	(357,808)	476,868	209,647	169,316
Net unrealized gains (losses) on instruments measured at fair value through earnings	90,817	3,984	104,191	51,109	121,255
Loan loss (provision) reversal	6,134	(494)	139,620	(1,497)	21,993
Business divestiture-related gains (losses)	(14,009)	1,527	(249,563)	—	—
Subtotal	49,776	(336,568)	405,330	268,622	511,452
Total realized and unrealized gains (losses)	179,894	(560,722)	1,097,845	462,143	618,823
Other income (loss)	16,221	1,675	13,468	13,107	3,714
General and administrative expenses
Compensation and management fee	27,859	32,013	31,518	24,628	29,196
Other general and administrative expenses	16,023	21,513	16,387	18,345	15,391
Total general and administrative expenses	43,882	53,526	47,905	42,973	44,587
Income (loss) before income taxes	514,767	(289,714)	1,750,813	865,140	1,025,267
Income taxes	(6,767)	5,134	(321)	(13,495)	9,719
Net income (loss)	521,534	(294,848)	1,751,134	878,635	1,015,548
Net income (loss) attributable to noncontrolling interests	2,290	794	321	1,419	(126)
Net income (loss) attributable to Annaly	519,244	(295,642)	1,750,813	877,216	1,015,674
Dividends on preferred stock	26,883	26,883	26,883	35,509	35,509
Net income (loss) available (related) to common stockholders	$492,361	$(322,525)	$1,723,930	$841,707	$980,165
Net income (loss) per share available (related) to common stockholders
Basic	$0.34	$(0.23)	$1.23	$0.60	$0.70
Diluted	$0.34	$(0.23)	$1.23	$0.60	$0.70
Weighted average number of common shares outstanding
Basic	1,445,315,914	1,410,239,138	1,399,210,925	1,399,809,722	1,404,202,695
Diluted	1,446,357,867	1,410,239,138	1,400,000,727	1,400,228,777	1,404,368,300
Other comprehensive income (loss)
Net income (loss)	$521,534	$(294,848)	$1,751,134	$878,635	$1,015,548
Unrealized gains (losses) on available-for-sale securities	(113,451)	(191,541)	(1,428,927)	(207,393)	(140,671)
Reclassification adjustment for net (gains) losses included in net income (loss)	(28,186)	(30,415)	56,823	(7,328)	(112,347)
Other comprehensive income (loss)	(141,637)	(221,956)	(1,372,104)	(214,721)	(253,018)
Comprehensive income (loss)	379,897	(516,804)	379,030	663,914	762,530
Comprehensive income (loss) attributable to noncontrolling interests	2,290	794	321	1,419	(126)
Comprehensive income (loss) attributable to Annaly	377,607	(517,598)	378,709	662,495	762,656
Dividends on preferred stock	26,883	26,883	26,883	35,509	35,509
Comprehensive income (loss) attributable to common stockholders	$350,724	$(544,481)	$351,826	$626,986	$727,147

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the nine months ended
	September 30, 2021	September 30, 2020
Net interest income
Interest income	$1,560,256	$1,702,281
Interest expense	187,458	804,631
Net interest income	1,372,798	897,650

Realized and unrealized gains (losses)
Net interest component of interest rate swaps	(217,245)	(141,070)
Realized gains (losses) on termination or maturity of interest rate swaps	(1,196,417)	(1,919,720)
Unrealized gains (losses) on interest rate swaps	2,012,141	(1,162,768)
Subtotal	598,479	(3,223,558)
Net gains (losses) on disposal of investments and other	(37,561)	652,150
Net gains (losses) on other derivatives	73,892	546,658
Net unrealized gains (losses) on instruments measured at fair value through earnings	198,992	(354,133)
Loan loss (provision) reversal	145,260	(146,084)
Business divestiture-related (losses) gains	(262,045)	—
Subtotal	118,538	698,591
Total realized and unrealized gains (losses)	717,017	(2,524,967)
Other income (loss)	31,364	23,204
General and administrative expenses
Compensation and management fee	91,390	107,057
Other general and administrative expenses	53,923	72,165
Total general and administrative expenses	145,313	179,222
Income (loss) before income taxes	1,975,866	(1,783,335)
Income taxes	(1,954)	(14,928)
Net income (loss)	1,977,820	(1,768,407)
Net income (loss) attributable to noncontrolling interests	3,405	(28)
Net income (loss) attributable to Annaly	1,974,415	(1,768,379)
Dividends on preferred stock	80,649	106,527
Net income (loss) available (related) to common stockholders	$1,893,766	$(1,874,906)
Net income (loss) per share available (related) to common stockholders
Basic	$1.34	$(1.32)
Diluted	$1.33	$(1.32)
Weighted average number of common shares outstanding
Basic	1,418,424,208	1,419,645,475
Diluted	1,419,502,205	1,419,645,475
Other comprehensive income (loss)
Net income (loss)	$1,977,820	$(1,768,407)
Unrealized gains (losses) on available-for-sale securities	(1,733,919)	2,220,271
Reclassification adjustment for net (gains) losses included in net income (loss)	(1,778)	(769,406)
Other comprehensive income (loss)	(1,735,697)	1,450,865
Comprehensive income (loss)	242,123	(317,542)
Comprehensive income (loss) attributable to noncontrolling interests	3,405	(28)
Comprehensive income (loss) attributable to Annaly	238,718	(317,514)
Dividends on preferred stock	80,649	106,527
Comprehensive income (loss) attributable to common stockholders	$158,069	$(424,041)

Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended September 30, 2021, June 30, 2021, and September 30, 2020:

	September 30, 2021	June 30, 2021	September 30, 2020
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	98%	98%	98%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	2%	2%	2%
Weighted average experienced CPR for the period	23.1%	26.4%	22.9%
Weighted average projected long-term CPR at period-end	12.7%	12.9%	17.1%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	75	88	72
Hedge ratio (1)	80%	75%	48%
Weighted average pay rate on interest rate swaps at period-end (2)	0.60%	0.81%	0.91%
Weighted average receive rate on interest rate swaps at period-end (2)	0.07%	0.34%	0.48%
Weighted average net rate on interest rate swaps at period-end (2)	0.53%	0.47%	0.43%
GAAP leverage at period-end (3)	4.4:1	4.7:1	5.1:1
GAAP capital ratio at period-end (4)	17.9%	16.6%	15.9%
Performance related metrics
Book value per common share	$8.39	$8.37	$8.70
GAAP net income (loss) per average common share (5)	$0.34	$(0.23)	$0.70
Annualized GAAP return (loss) on average equity	15.25%	(8.51%)	29.02%
Net interest margin (6)	2.01%	1.66%	2.15%
Average yield on interest earning assets (7)	2.29%	1.97%	2.70%
Average GAAP cost of interest bearing liabilities (8)	0.32%	0.35%	0.60%
Net interest spread	1.97%	1.62%	2.10%
Dividend declared per common share	$0.22	$0.22	$0.22
Annualized dividend yield (9)	10.45%	9.91%	12.36%
Non-GAAP metrics *
Earnings available for distribution per average common share (5)	$0.28	$0.30	$0.32
Annualized EAD return on average equity (excluding PAA)	12.81%	13.05%	13.79%
Economic leverage at period-end (3)	5.8:1	5.8:1	6.2:1
Economic capital ratio at period end (4)	14.2%	14.3%	13.6%
Net interest margin (excluding PAA) (6)	2.04%	2.09%	2.05%
Average yield on interest earning assets (excluding PAA) (7)	2.63%	2.76%	2.86%
Average economic cost of interest bearing liabilities (8)	0.66%	0.83%	0.93%
Net interest spread (excluding PAA)	1.97%	1.93%	1.93%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.
(2) Excludes forward starting swaps.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage.
(4) GAAP capital ratio is computed as total equity divided by total assets. Economic capital ratio is computed as total equity divided by total economic assets. Total economic assets include the implied market value of TBA derivatives and are net of debt issued by securitization vehicles.
(5) Net of dividends on preferred stock.
(6) Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances.
(7) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(8) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.
(9) Based on the closing price of the Company’s common stock of $8.42, $8.88 and $7.12 at September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

The following table contains additional information on our investment portfolio as of the dates presented:

	For the quarters ended
	September 30, 2021	June 30, 2021	September 30, 2020
Agency mortgage-backed securities	$62,818,079	$66,468,519	$74,915,167
Residential credit risk transfer securities	787,235	827,328	411,538
Non-agency mortgage-backed securities	1,747,932	1,582,323	717,602
Commercial mortgage-backed securities	269,106	154,165	54,678
Total securities	$65,622,352	$69,032,335	$76,098,985
Residential mortgage loans	$1,686,268	$1,029,929	$152,959
Residential mortgage loan warehouse facility	1,431	—	—
Commercial real estate debt and preferred equity	—	—	573,504
Corporate debt	1,890,709	2,066,709	2,061,878
Corporate debt, held for sale	2,113	466,370	—
Total loans, net	$3,580,521	$3,563,008	$2,788,341
Mortgage servicing rights	$572,259	$202,616	$207,985
Interests in MSR	$57,530	$49,035	$—
Agency mortgage-backed securities transferred or pledged to securitization vehicles	$597,923	$605,163	$623,650
Residential mortgage loans transferred or pledged to securitization vehicles	4,140,558	3,467,993	3,588,679
Commercial real estate debt investments transferred or pledged to securitization vehicles	—	—	2,174,118
Commercial real estate debt and preferred equity transferred or pledged to securitization vehicles	—	—	882,955
Assets transferred or pledged to securitization vehicles	$4,738,481	$4,073,156	$7,269,402
Real estate, net	$—	$—	$790,597
Assets of disposal group held for sale	$238,042	$3,302,001	$—
Total investment portfolio	$74,809,185	$80,222,151	$87,155,310

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:
•earnings available for distribution (“EAD”);
•earnings available for distribution attributable to common stockholders;
•earnings available for distribution per average common share;
•annualized EAD return on average equity;
•economic leverage;
•economic capital ratio;
•interest income (excluding PAA);
•economic interest expense;
•economic net interest income (excluding PAA);
•average yield on interest earning assets (excluding PAA);
•average economic cost of interest bearing liabilities;
•net interest margin (excluding PAA); and
•net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as earnings available for distribution, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Earnings available for distribution, earnings available for distribution attributable to common stockholders, earnings available for distribution per average common share and annualized EAD return on average equity
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Earnings available for distribution, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items), and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities is used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.
The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss) and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. In addition, EAD serves as a useful indicator for investors in evaluating the Company's performance and ability to pay dividends. Annualized EAD return on average equity, which is calculated by dividing earnings available for distribution over average stockholders’ equity, provides investors with additional detail on the earnings available for distribution generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP earnings available for distribution for the periods presented:

	For the quarters ended
	September 30, 2021	June 30, 2021	September 30, 2020
	(dollars in thousands, except per share data)
GAAP net income (loss)	$521,534	$(294,848)	$1,015,548
Net income (loss) attributable to noncontrolling interests	2,290	794	(126)
Net income (loss) attributable to Annaly	519,244	(295,642)	1,015,674
Adjustments to exclude reported realized and unrealized (gains) losses
Realized (gains) losses on termination or maturity of interest rate swaps	1,196,417	—	427
Unrealized (gains) losses on interest rate swaps	(1,380,946)	141,067	(170,327)
Net (gains) losses on disposal of investments and other	(12,002)	(16,223)	(198,888)
Net (gains) losses on other derivatives and financial instruments	45,168	357,808	(169,316)
Net unrealized (gains) losses on instruments measured at fair value through earnings	(90,817)	(3,984)	(121,255)
Loan loss provision (reversal) (1)	(6,771)	1,078	(21,818)
Business divestiture-related (gains) losses	14,009	(1,527)	—
Other adjustments
Depreciation expense related to commercial real estate and amortization of intangibles (2)	1,122	5,635	11,363
Non-EAD (income) loss allocated to equity method investments (3)	(2,046)	3,141	(1,151)
Transaction expenses and non-recurring items (4)	2,201	1,150	2,801
Income tax effect of non-EAD income (loss) items	(6,536)	7,147	13,890
TBA dollar roll income and CMBX coupon income (5)	115,586	111,592	114,092
MSR amortization (6)	(17,884)	(13,491)	(27,048)
Plus:
Premium amortization adjustment cost (benefit)	60,726	153,607	33,879
Earnings available for distribution *	437,471	451,358	482,323
Dividends on preferred stock	26,883	26,883	35,509
Earnings available for distribution attributable to common stockholders *	$410,588	$424,475	$446,814
GAAP net income (loss) per average common share	$0.34	$(0.23)	$0.70
Earnings available for distribution per average common share *	$0.28	$0.30	$0.32
Annualized GAAP return (loss) on average equity	15.25%	(8.51%)	29.02%
Annualized EAD return on average equity *	12.81%	13.05%	13.79%
* Represents a non-GAAP financial measure.
(1) Includes ($0.6) million, $0.6 million and $0.2 million of loss provision (reversal) on the Company’s unfunded loan commitments for the quarters ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively, which is reported in Other income (loss) in the Company’s Consolidated Statements of Comprehensive Income (Loss).
(2) Includes depreciation and amortization expense related to equity method investments.
(3) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss).
(4) The quarters ended September 30, 2021 June 30, 2021 and September 30, 2020 include costs incurred in connection with securitizations of residential whole loans.
(5) TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives and financial instruments. CMBX coupon income totaled $1.2 million, $1.4 million and $1.5 million for the quarters ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.
(6) MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.
TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value in Net gains (losses) on other derivatives and financial instruments in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on other derivatives and financial instruments in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a "pay-as-you-go" contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on other derivatives and financial instruments in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in earnings available for distribution.
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended September 30, 2021, June 30, 2021, and September 30, 2020:

	For the quarters ended
	September 30, 2021	June 30, 2021	September 30, 2020
	(dollars in thousands)
Premium amortization expense (accretion)	$233,429	$320,108	$248,718
Less: PAA cost (benefit)	60,726	153,607	33,879
Premium amortization expense (excluding PAA)	$172,703	$166,501	$214,839

Economic leverage and economic capital ratios
The Company uses capital coupled with borrowed funds to invest primarily in real estate related investments, earning the spread between the yield on its assets and the cost of its borrowings and hedging activities. The Company’s capital structure is designed to offer an efficient complement of funding sources to generate positive risk-adjusted returns for its stockholders while maintaining appropriate liquidity to support its business and meet the Company’s financial obligations under periods of market stress. To maintain its desired capital profile, the Company utilizes a mix of debt and equity funding. Debt funding may include the use of repurchase agreements, loans, securitizations, participations issued, lines of credit, asset backed lending facilities, corporate bond issuance, convertible bonds, mortgages payable or other liabilities. Equity capital primarily consists of common and preferred stock.
The Company’s economic leverage ratio is computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage.
The following table presents a reconciliation of GAAP debt to economic debt for purposes of calculating the Company’s economic leverage ratio for the periods presented:

	As of
	September 30, 2021	June 30, 2021	September 30, 2020
Economic leverage ratio reconciliation	(dollars in thousands)
Repurchase agreements	$55,475,420	$60,221,067	$64,633,447
Other secured financing	729,555	909,655	861,373
Debt issued by securitization vehicles	3,935,410	3,315,087	6,027,576
Participations issued	641,006	315,810	—
Mortgages payable	—	—	507,934
Debt included in liabilities of disposal group held for sale	113,362	2,306,633	—
Total GAAP debt	$60,894,753	$67,068,252	$72,030,330
Less Non-Recourse Debt:
Credit facilities (1)	(729,555)	(909,655)	(828,530)
Debt issued by securitization vehicles	(3,935,410)	(3,315,087)	(6,027,576)
Participations issued	(641,006)	(315,810)	—
Mortgages payable	—	—	(507,934)
Non-recourse debt included in liabilities of disposal group held for sale	(113,362)	(2,035,982)	—
Total recourse debt	$55,475,420	$60,491,718	$64,666,290
Plus / (Less):
Cost basis of TBA and CMBX derivatives	24,202,686	18,107,549	21,571,095
Payable for unsettled trades	571,540	154,405	1,176,001
Receivable for unsettled trades	(42,482)	(14,336)	(54,200)
Economic debt *	$80,207,164	$78,739,336	$87,359,186
Total equity	$13,717,867	$13,639,176	$14,194,672
Economic leverage ratio *	5.8:1	5.8:1	6.2:1

* Represents a non-GAAP financial measure. (1) Included in Other secured financing in the Company’s Consolidated Statements of Financial Condition.

The following table presents a reconciliation of GAAP total assets to economic total assets for purposes of calculating the Company’s economic capital ratio for the periods presented:

	As of
	September 30, 2021	June 30, 2021	September 30, 2020
Economic capital ratio reconciliation	(dollars in thousands)
Total GAAP assets	$76,662,433	$82,376,305	$89,192,411
Less:
Gross unrealized gains on TBA derivatives (1)	(1,776)	(31,943)	(38,656)
Debt issued by securitization vehicles (2)	(3,935,410)	(4,925,196)	(6,027,576)
Plus:
Implied market value of TBA derivatives	23,622,635	17,691,150	21,089,555
Total economic assets *	$96,347,882	$95,110,316	$104,215,734
Total equity	$13,717,867	$13,639,176	$14,194,672
Economic capital ratio (3)	14.2%	14.3%	13.6%

* Represents a non-GAAP financial measure.
(1) Included in Derivative assets in the Company’s Consolidated Statements of Financial Condition.
(2) Includes debt issued by securitization vehicles reported in Liabilities of disposal group held for sale in the Company's
    Consolidated Statements of Financial Condition.
(3) Economic capital ratio is computed as total equity divided by total economic assets.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities, multifamily and reverse mortgages), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon (“MAC”) interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss). The Company did not enter into any MAC interest rate swaps during the quarter ended September 30, 2021.
Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	September 30, 2021	June 30, 2021	September 30, 2020
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$412,972	$383,906	$562,443
Premium amortization adjustment	60,726	153,607	33,879
Interest income (excluding PAA) *	$473,698	$537,513	$596,322
Economic interest expense reconciliation
GAAP interest expense	$50,438	$61,047	$115,126
Add:
Net interest component of interest rate swaps	54,411	83,087	62,529
Economic interest expense *	$104,849	$144,134	$177,655
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$473,698	$537,513	$596,322
Less:
Economic interest expense *	104,849	144,134	177,655
Economic net interest income (excluding PAA) *	$368,849	$393,379	$418,667

* Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA), net interest margin (excluding PAA) and average economic cost of interest bearing liabilities
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average economic cost of interest bearing liabilities, which represents annualized economic interest expense divided by average interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	September 30, 2021	June 30, 2021	September 30, 2020
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$72,145,283	$77,916,766	$83,286,119
Interest income (excluding PAA) *	$473,698	$537,513	$596,322
Average yield on interest earning assets (excluding PAA) *	2.63%	2.76%	2.86%
Average interest bearing liabilities	$62,614,042	$68,469,413	$74,901,128
Economic interest expense *	$104,849	$144,134	$177,655
Average economic cost of interest bearing liabilities *	0.66%	0.83%	0.93%
Economic net interest income (excluding PAA) *	$368,849	$393,379	$418,667
Net interest spread (excluding PAA) *	1.97%	1.93%	1.93%
Interest income (excluding PAA) *	$473,698	$537,513	$596,322
TBA dollar roll income and CMBX coupon income	115,586	111,592	114,092
Economic interest expense *	(104,849)	(144,134)	(177,655)
Subtotal	$484,435	$504,971	$532,759
Average interest earnings assets	$72,145,283	$77,916,766	$83,286,119
Average TBA contract and CMBX balances	22,739,226	18,761,062	20,429,935
Subtotal	$94,884,509	$96,677,828	$103,716,054
Net interest margin (excluding PAA) *	2.04%	2.09%	2.05%
* Represents a non-GAAP financial measure.